OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation and further certify with respect to the Pooling and Servicing Agreements for Fixed Rate Mortgage Loans ( Investor #751) by and among The Prudential Home Mortgage Company, Inc., and Countrywide Funding Corporation, as Servicer, as follows:

I have reviewed the activities and performance of the Servicer during the fiscal year ended February 28, 1997 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.




                                              /s/Joseph Candelario    5-23-97
                                              Joseph Candelario         Date
                                              First Vice President
                                              Loan Administration









                                                                       Inv#751





                              OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka, Countrywide Funding Corporation, and further certify with respect to the Pooling and Servicing Agreements for Conventional Residential Fixed Rate & Adjustable Rate Mortgage Loans (Inv. 977) by and amoung Norwest Bank of Minnesota and Countrywide Funding Corporation, as Servicer, as follows:

I have reviewed the activities and performance of the Servicer during the fiscal year ended February 28, 1997 under the Agreement and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreement through the fiscal year.



                                               /s/ Joseph Candelario    5-23-97
                                               Joseph Candelario         Date
                                               First Vice President
                                               Loan Administration




                                                                        Inv. 977



                              OFFICER'S CERTIFICATE


1, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans Inc., fka Countrywide Funding Corporation and further certify with respect to the Pooling and Servicing Agreements for Fixed Rate Mortgage Loans (Investor # 752) by and among Morgan Guaranty Trust Company of New York and Countrywide Funding Corporation, as Servicer, as follows:

I have reviewed the activities and performance of the Servicer during the fiscal year ended February 28, 1997 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreement throughout the fiscal year.



                                               /s/Joseph Candelario    5-23-97
                                               Joseph Candelario       Date
                                               First Vice President
                                               Loan Administration




                                                                      Inv# 752